UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2011 (November 23, 2010)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of Genesis Energy, L.P. (“Genesis”) filed with the United States Securities and Exchange Commission on November 29, 2010 related to Genesis’ acquisition of Valero Unit Investments, L.L.C, Valero Services, Inc., Valero Energy Corporation (collectively “Valero”)’s indirect 50% equity interest in Cameron Highway Oil Pipeline Company (“Cameron Highway”).  This amendment is filed to include the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K and to include exhibits under Item 9.01(d) of Form 8-K.

Valero’s interest in Cameron Highway was held through two subsidiaries, with Valero CHOPS I, L.P. and Valero CHOPS II, L.P. each holding a 25% interest in Cameron Highway, and Valero CHOPS GP, L.L.C. holding the general partner interest in Valero CHOPS I, L.P. and Valero CHOPS II, L.P.  The limited partner interest in Valero CHOPS I, L.P. and Valero CHOPS II, L.P. was held by another Valero wholly-owned subsidiary.  The three acquired entities (Valero CHOPS I, L.P., Valero CHOPS II, L.P., and Valero CHOPS GP, L.L.C.) are collectively referred to as the “Acquired Entities”.  The balance sheets of the Acquired Entities included, as their only assets, the combined 50% interest in Cameron Highway, reflected using the equity method of accounting. The balance sheets of the Acquired Entities included, as their only liabilities, intercompany loans owed to Valero, which were subject to intercompany debt agreements.  The intercompany loans were created when Valero loaned funds to the Acquired Entities related to funding one-half of the construction cost of the Cameron Highway crude oil pipeline.  Those Acquired Entities recorded and paid interest to Valero on the intercompany loans, using funds from distributions from CHOPS to make those payments.  The income statements of the Acquired Entities include such entities’ equity in the earnings of CHOPS and intercompany interest expense charged by Valero.  In the transaction between Genesis and Valero, Valero retained the responsibility for the intercompany obligations; therefore, Genesis only acquired the interests in Cameron Highway and assumed no liabilities in the Acquired Entities.

As Cameron Highway is a material investment to Genesis, we believe that the most meaningful information to provide to investors is related to the historical performance of Cameron Highway.  Additionally, information on our investment in Cameron Highway will be included in our future SEC filings as long as Cameron Highway is a significant equity-method investment. We believe that it is more meaningful to provide investors with the information in the Form 8-K/A on the same basis as the information investors can expect to see in our future SEC filings.  We have not included financial information on the Acquired Entities as such information provides no additional meaningful information to our investors.  Therefore, as exhibits to this Form 8-K, we have included the financial statements of Cameron Highway as described in Item 9.01 below.  These financial statements of Cameron Highway were also utilized to present the pro forma effects on the financial statements of Genesis of its investment in Cameron Highway as required under SEC Regulation S-X Article 11.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Filed as exhibits to this Report on Form 8-K/A and incorporated herein by reference are:

Audited Balance Sheets of Cameron Highway as of December 31, 2009 and 2008, and the related Statements of Operations, Partners’ Capital and Cash Flows for each of the three years in the period ended December 31, 2009, and the notes thereto, attached hereto as Exhibit 99.3

Unaudited Balance Sheet of Cameron Highway as of September 30, 2010 and the related Unaudited Statements of Operations, Partners’ Capital and Cash Flows for the nine-month periods ended September 30, 2010 and 2009, and the notes thereto, attached hereto as Exhibit 99.2

(b)	Pro forma financial information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009, Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2010, and the notes thereto, which give effect to the acquisition of Valero’s indirect 50% equity interest in Cameron Highway are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)  Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

Exhibit 23.1	Consent of Deloitte & Touche LLP

Exhibit 99.1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2010 and the year ended December 31, 2009, and the notes thereto.

Exhibit 99.2
Unaudited Balance Sheet of Cameron Highway as of September 30, 2010 and the related Unaudited Statements of Operations, Partners’ Capital and Cash Flows for the nine-month periods ended September 30, 2010 and 2009, and the notes thereto.

Exhibit 99.3
Audited Balance Sheets of Cameron Highway as of December 31, 2009 and 2008, and the related Statements of Operations, Partners’ Capital and Cash Flows for each of the three years in the period ended December 31, 2009, and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P., by
GENESIS ENERGY, LLC, its sole general partner

Date: February 7, 2011	By:	/s/ ROBERT V. DEERE
Robert V. Deere Chief Financial Officer